Exhibit 10.4

WINTHORP CAPITAL CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated as of June 10th, 2011 (the “Agreement”), by and between Global Recycling Technologies, Ltd (“GRT”) whose principal place of business is 4802 East Ray Road, Suite 23-196, Phoenix, AZ 85044 and Winthorp Capital Group, LLC (the “Consultant”) whose principal place of business is 1590 Horseshoe Drive, Manasquan, NJ 08736 (individually, a “Party”, collectively, the “Parties”).
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RECITALS

WHEREAS, GRT has requested of Consultant and the Consultant has agreed to provide and has previously provided certain strategic, financial and other general corporate consulting services to GRT.

WHEREAS, the Consultant has agreed to purchase 100,000 GRT common stock warrants (“Warrants”) which are cashless exercise at $1.00 a share with a three year term to coincide with the closing of GRT’s $500,000.00 private placement (the “Funding”)to an accredited investor(s). The “Warrants” are purchased for services valued at $5,000.00.  In addition GRT will pay Consultant a $65,000.00 cash fee at the closing of the Financing directly from the escrow account.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.           Services. Consultant agrees to familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the GRT and to perform and provide, as GRT reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company (“Services”), including but not limited to: (i) identifying prospective strategic partners and strategic alliances (except reverse mergers designed to take a private company public); (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to GRT’s business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE FINANCIAL PUBLIC RELATIONS, INVESTOR RELATIONS OR THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the services rendered by Consultant hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of GRT.

2.           Purchase of Warrants. The Consultant agrees to purchase from GRT 100,000 warrants (cashless exercise with a three year term from the closing of the most current financing) exercisable into GRT common stock at $1.00 a share with the Consultant’s services being provided herein, in lieu of a cash payment.  GRT agrees to issue 100,000  “Warrants” upon the closing of its most current financing with an accredited investor(s).    These “Warrants” will be issued to Frank J. Pena and/or his designees.

3.           Term. Consultant’s engagement shall be for a period of Twelve (12) months (“Term”). Thereafter, the agreement may be terminated by either the GRT or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

4.           Information. GRT shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the “Information”). GRT understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding GRT and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

5.           Timely Appraisals. The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

(i)           the Company shall provide Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

(ii)           the Company shall promptly notify Consultant of all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

(iii)           the Company shall also provide directly to Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Consultant from time to time; and

(iv)           Consultant shall keep all documents and information supplied to it hereunder confidential.

6.           Representations and Warranties. The Consultant hereby represents and warrants to the Company that:
(i)           he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;
(ii)           in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, “Intellectual Property”) of any third party;

(iii)           the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

7.           Relationship of the Parties. The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

8.           Reliance on Others. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

9.           No Rights in Shareholders, etc. The Company recognizes that Consultant has been engaged only by the Company, and that the Company’s engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company’s engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company’s Board of Directors or management in the course of the Company’s engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant’s role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

10.           No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

11.           Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto.

12.           Amendments. No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

13.           Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Arizona applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of Arizona or the federal courts residing in the State of Arizona.

14.           Binding Effect. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

15.           Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

16.           Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

17.           Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

18.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the date first above written.

Global Recycling Technologies, Ltd                                                                                                Winthorp Capital Group, LLC

By: /s/ JOHN LORENZ                                           By: /s/ FRANK J. PENA
       John Lorenz                                                                                                                              Frank J. Pena
      Chief Executive Officer                                                                                                            Principal